ANTENNA PRODUCTS, INC.
                     1209 Orange Street
                 Wilmington, Delaware 19801

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD OCTOBER 12, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Antenna Products, Inc. will be held at the National Depository Office located at 405 W. Loop 820 South, Fort Worth, Texas on Tuesday, October 12, 1999 at 9:00 a.m. for the following purposes:

     1) To elect five directors to serve for the ensuing year and until their respective successors are elected;

     2)   To ratify the appointment of Weaver and Tidwell L.L.P.
          as the independent public auditors for FY00; and

     3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on August 17, 1999 has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at the meeting or any adjournment or adjournments thereof.

     A copy of the Antenna Products, Inc. Form 10-KSB for fiscal 1999 is being mailed to stockholders with this Proxy
Statement.

                      By the Order of the Board of Directors
                                             Gary W. Havener
                                                   President

                         ___________

August 16,1999

Whether or not you plan to attend the meeting, please mark, date and sign the accompanying proxy and promptly return it in the enclosed envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.


                   ANTENNA PRODUCTS, INC.
                     1209 Orange Street
                 Wilmington, Delaware 19801

                       PROXY STATEMENT

 Annual Meeting of Stockholders to be held October 12, 1999

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Antenna Products, Inc. (the "Company" or "Antenna Products, Inc.") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on October 12, 1999, 405 W. Loop 820 South, Fort Worth, Texas and at any adjournment thereof. This proxy statement and the proxies solicited hereby are first being sent or delivered to stockholders on or about August 31, 1999.

                  EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company including expenses in connection with the preparation and mailing of this proxy statement and all papers which now accompany or may hereafter supplement it. The solicitation will be made by mail. The Company will also supply brokers or persons holding stock in their names or in the names of their nominees with such number of proxies, proxy material and annual reports as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses.

                           VOTING

     A stockholder may revoke a proxy at any time prior to its use. If it is signed properly by the stockholder and is not revoked, it will be voted at the meeting. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR management's nominees listed below under Election of Directors and the ratification of the appointment of Weaver and Tidwell L.L.P.

     Only stockholders of record at the close of business on August 17, 1999 will be entitled to vote at the meeting.
The total number of issued and outstanding shares of common stock of the Company, $0.01 par value, ("Common Stock") as of August 17, 1999 is 1,862,928 shares, each share having one vote. There are no other issued or authorized classes of stock of the Company.

     Only votes cast in person or by proxy will be counted at the meeting. Abstentions, if any, will be reflected in the minutes of the meeting.

                    ELECTION OF DIRECTORS

     Five (5) Directors are to be elected at the Annual Meeting, to hold office until the next Annual Meeting of Stockholders and until their successors are elected and have qualified. The Company bylaws allow from one to twelve directors. It is the intention of the persons named in the accompanying form of proxy to vote for the nominees listed. All nominees have indicated their willingness to serve for the ensuing term, but if any nominee is unable or should decline to serve as a Director at the date of the Annual Meeting, it is the intention of the persons named in the proxy to vote for such other person or persons as they in their discretion shall determine. Proxies will not be voted, however, for more than five nominees. The ages of the nominees, their principal occupations or employment during the past five years, and other data regarding them, based upon information received from them are as follows:

                                                                   Director
Name                     Age       Principal Occupation             Since

Gary W. Havener          58        President and Chief
                                   Executive Officer,
                                   Antenna Products, Inc.; Sole
                                   Director Secretary, and
                                   Treasurer, Antenna Products
                                   Corp., wholly owned subsidiary
                                   of Antenna Products, Inc;
                                   President, Sinan Corp.         January 1992

Sam B. Ligon             60        President, Jokari/US, Inc.     January 1992

Clark D. Wraight         55        Vice President and
                                   Secretary, Treasurer,
                                   Antenna Products, Inc.;
                                   President and General Manager,
                                   Antenna Products Corp.;
                                   and President, Thirco, Inc.    October 1996

William Poulin           52        Past President and CEO,
                                   Premier Aviation               June 1998

R. Allen Wahl            71        Independent Business
                                   Consultant and Past
                                   President & COO of Valmont
                                   Industries

     Mr. Havener has served as the Sole Director of Antenna Products Corporation, the wholly owned subsidiary of the Company, since 1986. Mr. Havener served as the President of Antenna Products Corporation from January 1996 until April 1999. Since December 1984 Mr. Havener has served as the President of Sinan Corp., an investment company. Sinan Corp. is not a parent, subsidiary or affiliate of the Company.

     Mr. Sam B. Ligon has been President of Jokari/US, Inc.
since 1974, the principal business of which is the design, distribution and sale of housewares. Jokari/US, Inc. is not a parent, subsidiary or affiliate of the Company.

     Clark D. Wraight served as Vice President and Secretary Treasurer of Antenna Products Corporation from 1996 until April 1999 when he was appointed President. Mr. Wraight has been employed with Antenna Products since 1979 and has served as an officer of the Company since 1981. Mr. Wraight currently serves as President and General Manager of Antenna Products and President of Thirco, Inc. a wholly owned subsidiary of the Company.

     William Poulin served as President and CEO of Premier
Aviation from 1998 to 1999. Premier Aviation is a helicopter completion and repair facility located in Grand
Prairie, Texas.  From 1990 to 1998 Mr. Poulin served as
President and General Manager of BFGoodrich Electrical
Systems Division, a manufacturer of aerospace electronics and BFGoodrich Engineered Polymer Products, a manufacturer of advanced composite materials.

     Mr. Wahl is the past President and COO of Valmont
Industries. Mr. Wahl currently serves as an independent business consultant.

                     SECURITY OWNERSHIP

     The following table set forth the beneficial ownership of the Company's Common Stock as of August 17, 1999, (a) by each director, (b) by the named executive officers, and (c) by all persons known to the Company to be the beneficial owners of more that 5% of the Company's Common Stock and (d) all directors and executive officers as a group.

Name and Address              Shares Owned Directly            Percent of
of Beneficial Owners (3)      and Indirectly                   Class (2)
------------------------      ---------------------            ------------
Gary W. Havener
Sinan Corp.                        832,136                      44.66%
P.O. Box 121697
Ft. Worth, TX 76121

Clark D. Wraight
Antenna Products Corporation       150,710                       8.08%
101 S.E. 25th Ave.
Mineral Wells, TX 76067

All directors and officers         982,846                       52.75%
of Antenna Products, Inc.
As a group (Two Persons)

____

     (1) Sinan Corp., wholly owned by Mr. Havener and his children, owns of record 397,390 of these shares representing 21.33% of the total outstanding shares. Mr. Havener as President of Sinan Corp., has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by Sinan Corp.

     (2) Based on total outstanding shares of 1,862,928 as of August 17, 1999.

     (3) The persons named herein have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the Texas laws for personal holding companies, as applicable.

                   EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid during each of the last three fiscal years to the Chief Executive Officer of the Company.

                 SUMMARY COMPENSATION TABLE

Name and Principal Position                  Annual Compensation
---------------------------                  -------------------
                    Fiscal Year                                Other Annual
                    Ended May 31   Salary ($)     Bonus ($)    Compensation ($)

G.W. Havener             1999      $0             $0           $1,500(1)
 Chairman, President                                           $98,000(2)
  and CEO
                         1998      $0             $0           $1,500(1)
                                                               $98,000(2)

                         1997      $0             $0           $1,000(1)
                                                              $98,000(2)
______

     (1)  Antenna Products, Inc. Director's Fee
     (2) 1997 Antenna Products Corp. Director's Fee - $57,167 paid and $40,833 accrued.
          1998 Antenna Products Corp. Director's Fee -
          $57,167 paid and $40,833 accrued.
          1999 Antenna Products Corp. Director's Fee -
          $57,167 paid and $40,833 accrued.

          Accrued amounts are paid in the following year.

                BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held three meetings in the fiscal year ended May 31, 1999. Gary
Havener, Sam Ligon, Clark Wraight, and William Poulin were in attendance at each meeting.

     The Board of Directors has an audit committee, majority of which are independent Directors.




                  COMPENSATION OF DIRECTORS

     Compensation for Antenna Products, Inc. Board members is set at $500 for each board meeting attended. A total of $1,500 was paid to Gary Havener, Sam Ligon, Clark Wraight, and William Poulin in the fiscal year ended May 31, 1999.

                    CERTAIN TRANSACTIONS

None.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
                           OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended May 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and ten-percent shareholders have been filed.

             APPOINTMENT OF INDEPENDENT AUDITORS

     On April 22, 1999, the Board of Directors of Antenna
Products, Inc. (the "Company") adopted a resolution appointing Weaver and Tidwell, L.L.P., 307 West Seventh
Street, Suite 1500 Fort Worth, Texas 76102 as the Company's principal accounting firm to audit the Company's financial statements.

     Subject to ratification by the stockholders, the Board of Directors appointed Weaver and Tidwell, L.L.P., independent auditors, to serve for the fiscal year ending
May 31, 2000.

     Weaver and Tidwell, L.L.P. has informed management that it will send a representative to the Annual Meeting and that such representative may make a statement to the meeting if he so desires and will be available to answer any questions that might arise in connection with the audit of the Company and its subsidiaries.




             DEADLINE FOR STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting in October 2000 must be received by the Company not later than May 9, 2000, for inclusion in its Proxy Statement and form of proxy relating to that meeting.


                        OTHER MATTERS

     The Board of Directors knows of no business other than that set forth in items 1 and 2 of the Notice of Annual Meeting of Stockholders that is expected to be brought before the meeting. However, if any other matters, not now known or determined, come before the meeting, the persons named in the proxy furnished herewith will vote according to their best judgment in the interest of the Company.

     Insofar as any of the information in the Proxy
Statement may rest particularly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                          By Order of the Board of Directors
                                             Gary W. Havener
                                                   President

August 16, 1999

Whether or not you plan to attend the meeting, please mark, date and sign the enclosed proxy exactly as your name appears thereon and mail it promptly in the enclosed envelope to:

                Harris Trust and Savings Bank
                  311 W. Monroe, 11th Floor
                     Chicago, IL  60606